Exhibit 99.2

LITHIA MOTORS & DRIVEWAY (LAD) ANNOUNCES UPSIZING AND PRICING OF SENIOR NOTES OFFERING

Medford, Oregon, May 19, 2021 - Lithia Motors & Driveway (NYSE: LAD) today announced the pricing of $800 million in aggregate principal amount of its 3.875% senior notes due 2029 (the “Notes”) in a private offering (the “Private Offering”), which represents an increase of $300 million from the offering size previously announced. The Private Offering is expected to close on May 27, 2021, subject to customary closing conditions.

Lithia intends to use a portion of the net proceeds of the Private Offering to redeem or repurchase all of its outstanding $300 million aggregate principal amount of 5.250% senior notes due 2025 (the “2025 Notes”), and to pay fees and expenses in connection therewith, and to use the remainder for general corporate purposes, which may include financing possible acquisitions, repaying or refinancing debt, working capital and capital expenditures.

In addition, today Lithia concurrently announced that it has priced its previously announced registered public offering of 3,105,590 shares of its Class A common stock (the “common stock”) (3,571,428 shares if the underwriters in the common stock offering exercise in full their option to purchase additional shares) at a public offering price of $322.00 per share. This press release is neither an offer to sell nor a solicitation of an offer to buy shares of our common stock.

The Private Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this press release is not and should not be construed as a notice of redemption for the 2025 Notes, or an offer to tender for, or purchase, any of the 2025 Notes or any other securities.

About Lithia

Lithia Motors & Driveway is a growth company powered by people and innovation with a 5-year plan to profitably consolidate the largest retail sector in the country. They are a leading provider of personal transportation solutions in the United States and are among the fastest-growing companies in the Fortune 500 (#6 on 10-Year EPS Growth, #4 10-Year TSR in 2020). By providing a wide array of products throughout the entire lifecycle of the consumer’s vehicle ownership experience through various consumer channels, they build magnetic brand loyalty. Operational excellence is achieved by focusing the business on convenient and transparent consumer experiences supported by proprietary data science to increase market share, consumer loyalty and team performance. Lithia’s omni-channel strategy will continue to pragmatically disrupt the industry by leveraging experienced teams, vast owned inventories, technology, and physical network. By purchasing strong businesses, they further strengthen this network, leveraging their national digital home channel Driveway and building upon their massive regenerating capital engine. Together, these endeavors create a unique and compelling high-growth strategy that provides transportation solutions wherever, whenever, and however consumers desire.

Forward-Looking Statements

Certain statements in this press release, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project”, “outlook”, “target”, “may”, “will”, “would”, “should”, “seek”, “expect”, “plan”, “intend”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “likely”, “goal”, “strategy”, “future”, “maintain”, and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this press release include, among others, statements regarding the Private Offering, our concurrent public offering of common stock and the expected redemption or repurchase of the 2025 Notes.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;

•	Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

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Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

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Government regulations and legislation, and other risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Eric Pitt

Vice President, Investor Relations & Treasurer

Lithia Motors, Inc.

epitt@lithia.com

541-864-1748